U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

LanVision Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

LANVISION SYSTEMS, INC.

5481 Creek Road
Cincinnati, Ohio 45242-4001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2003

To the Stockholders of LanVision Systems, Inc.:

      You are cordially invited to attend the Annual Meeting of the Stockholders of LanVision Systems, Inc. to be held on May 28, 2003, at 9:30 a.m., Eastern Time, at the Heritage Room of the Clarion Hotel and Suites Cincinnati, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, for the following purposes:

1.	Election of five directors each to hold office until a successor is duly elected and qualified at the 2004 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation; and

2.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 1, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

J. Brian Patsy
President and Chief Executive Officer

Cincinnati, Ohio
April 14, 2003

IMPORTANT

A proxy statement and proxy are submitted herewith. As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend the Annual Meeting in person. The enclosed envelope for the return of the proxy requires no postage if mailed in the USA. Stockholders of record attending the meeting may personally vote on all matters that are considered in which event the signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

LANVISION SYSTEMS, INC.

5481 Creek Road
Cincinnati, Ohio 45242-4001

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of LanVision Systems, Inc., a Delaware corporation (“Company” or “LanVision”), for use at the 2003 annual meeting of stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on May 28, 2003 at 9:30 a.m., Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Heritage Room of the Clarion Hotel and Suites Cincinnati, 5901 Pfeiffer Road, Cincinnati, Ohio 45242. All holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), on April 1, 2003, the record date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had 8,962,670 shares of Common Stock outstanding and entitled to vote. A majority, or 4,481,336, of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

      The proxy card, this Proxy Statement, and the Company’s fiscal year 2002 Annual Report on Form 10-K to will be mailed to stockholders on or about April 25, 2003.

Voting Rights and Solicitation of Proxies

      Stockholders are entitled to one vote for each share of Common Stock held. Shares of Common Stock may not be voted cumulatively.

      The shares represented by all properly executed proxies which are timely sent to the Company will be voted as designated and each proxy not designated will be voted affirmatively. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before the shares subject to the proxy are voted by notifying the Corporate Secretary of the Company in writing or by attendance at the meeting and voting in person.

      The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners.

      The Company’s bylaws provide that the holders of a majority of all of the shares of Common Stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR”, or “AGAINST”, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. If a broker, bank, custodian, nominee, or other record holder of shares indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter (“broker non-vote”), then those shares will not be considered entitled to vote with respect to that matter, but will be counted in determining the presence of a quorum.

      All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy how the shares are to be voted with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If the stockholder fails to so specify, except for broker non-votes, the shares will be voted “FOR” the election of the Board’s nominees as directors.

      J. Brian Patsy and Eric S. Lombardo, directors and the co-founders of LanVision and two other of the directors of the Company, together beneficially own 4,480,200 shares of Common Stock. Blue Chip Capital Fund Limited Partnership (“Blue Chip”) beneficially owns 746,000 shares of Common Stock. Z. David Patterson, one of the directors of the Company, is Executive Vice President of Blue Chip Venture Company, the General Partner of Blue Chip. Messrs. Patsy and Lombardo, and Blue Chip, constituting a majority of the shares necessary for a quorum to transact business at the Annual Meeting, have each indicated that they intend to vote for the election of all those nominated by the Board for election as directors. For information regarding the ownership of Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see “Stock Ownership by Certain Beneficial Owners and Management.”

      In accordance with Delaware Law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting at the Heritage Room of the Clarion Hotel and Suites Cincinnati, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 28, 2003, and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the office of the Transfer Agent, Fifth Third Bank, Corporate Trust Administration, 38 Fountain Square Plaza, Cincinnati, Ohio 45202.

PROPOSAL 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, the stockholders will elect five directors, comprising the entire membership of the Board, each to hold office until a successor is duly elected and qualified at the 2004 annual meeting of stockholders of the Company or otherwise or until any earlier resignation or removal. Shares represented by the accompanying proxy will be voted for the election of the five nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote. All nominees for election are currently serving as members of the Board and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a director.

      Provided a quorum is duly constituted at the Annual Meeting, the affirmative vote by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to approve the election of directors. A broker non-vote and a withheld vote are not counted for purposes of electing the directors and will have no effect on the election. A representative of the Company’s Transfer Agent, Fifth Third Bank, will serve as inspector of election for the election of the directors.

Nominees For Election As Directors

      The following incumbent directors are being nominated by the Board for reelection to the Board: George E. Castrucci, Richard C. Levy, M.D., Eric S. Lombardo, J. Brian Patsy, and Z. David Patterson. The Board recommends a vote “FOR” the election of each of the nominees.

      George E. Castrucci, age 65, was appointed to the Board in May 1996. Prior to his retirement in March 1992, he served as Chairman and Chief Executive Officer of Great American Broadcasting Company, a Cincinnati, Ohio based broadcasting company, and as President and Chief Operating Officer of its parent company, Great American Communications Company. Mr. Castrucci also currently serves as a director of Ohio National Financial Services, Inc.

      Richard C. Levy, age 56, was appointed to the Board in January 2001. He serves as a Professor at the University of Cincinnati where he was the founding Chairman of the Department of Emergency Medicine. Dr. Levy is President of Medical Reimbursement, Inc., a privately held physician reimbursement company that he founded in 1984. He also serves as Chief Financial Officer of Vanguard Medical, Inc., a specialty practice group.

      Eric S. Lombardo, age 50, is a co-founder of the Company and has served as Vice President and Director of the Company or its predecessor since the Company’s or its predecessor’s inception in October, 1989, and as Executive Vice President of the Company or its predecessor since May, 1990. Mr. Lombardo has over 28 years of experience in the information technology industry.

      J. Brian Patsy, age 52, is a co-founder of the Company and has served as President and Director of the Company or its predecessor since the Company’s or its predecessor’s inception in October, 1989. Mr. Patsy was appointed Chairman of the Board and Chief Executive Officer in March 1996. Mr. Patsy has over 30 years of experience in the information technology industry.

      Z. David Patterson, age 66, has been an Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership, since 1992. He has served as Director of the Company or its predecessor since December 1994.

      There are no family relationships among any of the above named nominees for director or among any of the nominees and any executive officers of the Company.

Director Compensation

      The Company currently pays Messrs. Castrucci, Levy and Patterson directors’ fees of (i) $1,000 for each regularly scheduled Board meeting attended, and (ii) $1,000 per day for each special meeting or committee meeting attended on days when there are no Board meetings. Messrs. Patsy and Lombardo are officers of the Company and are not separately compensated as directors of the Company.

      Non-employee members of the Board are also eligible to participate in the Company’s 1996 Non-Employee Directors Stock Option Plan (the “Directors Plan”). The Directors Plan provides for the granting of non-qualified stock options to directors who are not employees of the Company to enable the Company to attract and retain high quality non-employee directors. Options for a total of 100,000 shares of Common Stock may be granted under the Directors Plan prior to February 8, 2006. Options may be granted under the Directors Plan by the Company at such times as may be determined by the Board’s Compensation Committee. Currently, 20,000 options have been granted under the Directors Plan to Mr. Castrucci, 15,000 options to Dr. Levy and 15,000 options to Mr. Patterson who has assigned his options to the Blue Chip Capital Fund Limited Partnership as required by the terms of the fund’s partnership agreement. The Company also granted Mr. Castrucci an additional 5,000 options outside of the Directors Plan at the time he first agreed to serve as a director for the Company as further inducement for him to serve as a director.

      LanVision has provided liability insurance for its directors and officers since 1996. The current policies expire on April 26, 2003. The annual cost of this coverage is approximately $95,500.00. Upon expiration, the current policies will be renewed or replaced with equivalent coverage.

Board of Directors Meetings and Committees

      The Board met six times during fiscal year 2002. Standing committees of the Board currently include an audit committee and a compensation committee. The Board does not have a nominating committee.

      In fiscal year 2002, all directors attended all meetings of the Board and all committee meetings of the committees on which such directors served during the period for which each such director has been a director, except for Mr. Lombardo who was unavailable for one Board of Directors meeting.

      The non-employee directors, Messrs. Patterson (Chairman), Castrucci, and Levy, are presently the members of the Audit Committee. The Audit Committee met separately as a committee two times during fiscal year 2002. The Audit Committee also met as part of the whole Board of Directors to review each of the Company’s quarterly financial statements filed on Form 10-Q, prior to the filing of those reports with the Securities and Exchange Commission and the Audit Committee Chairman separately discusses the Company’s financial reports with the auditors on a regular periodic basis. The Audit Committee’s functions include the engagement of the Company’s independent auditors, review of the results of the audit engagement and the Company’s financial results, review of the Company’s financial statements by the independent auditors and their opinion thereon, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions and approval of all auditing and non-auditing service performed by the independent auditors for the Company.

      The non-employee directors, Messrs. Castrucci (Chairman), Patterson, and Levy, are presently the members of the Compensation Committee. The Compensation Committee met three times during fiscal year 2002. The Compensation Committee reviews the performance of and establishes the salaries and all other compensation of the Company’s executive officers. The Compensation Committee also administers the Company’s 1996

Employee Stock Option Plan, the Company’s 1996 Non-Employee Directors Stock Option Plan, and the Company’s 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, subject to the approval of the Board.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 1, 2003, with respect to the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table; and (iv) all directors and current executive officers as a group.

	Shares
	Beneficially	Percent
Name and Address of Beneficial Owner	Owned[1]	of Class[2]

Blue Chip Capital Fund Limited Partnership[3]	756,000	8.43%
250 East 5th Street Cincinnati, Ohio 45202

The HillStreet Fund, L.P.[8]	750,000	7.72%
300 Main Street Cincinnati, Ohio 45202

J. Brian Patsy	2,279,200	25.43%
5481 Creek Road Cincinnati, Ohio 45242-4001

Eric S. Lombardo	2,161,000	24.11%
5481 Creek Road Cincinnati, Ohio 45242-4001

George E. Castrucci[4]	30,000	*

Richard C. Levy, M.D.[5]	40,000	*

Z. David Patterson[3]	756,000	8.43%

Paul W. Bridge, Jr6	132,823	1.47%

Donald E. Vick, Jr7	46,559	*

All current directors and executive officers as a group (7 persons)	5,445,582	59.83%

*	Represents less than 1%.

[1]	Unless otherwise indicated below, each person listed has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. For purposes of this table, shares subject to stock options or warrants are considered to be beneficially owned if by their terms they may be exercised as of the date of mailing of this Proxy Statement or if they become exercisable within sixty days thereafter.

[2]	These percentages assume the exercise of certain currently exercisable stock options and warrants.

[3]	Mr. Z. David Patterson, a Director of the Company, is also Executive Vice President of Blue Chip Venture Company, the general partner of Blue Chip Capital Fund Limited Partnership. Mr. Patterson may be deemed to be the beneficial owner of such shares and shares investment power with the other officers of Blue Chip Venture Company. The beneficial ownership includes 746,000 shares owned and 10,000 shares that are issuable upon exercise of currently exercisable options.

[4]	Includes 10,000 shares owned by Mr. Castrucci and 20,000 shares that are issuable upon the exercise of currently exercisable options.

[5]	Includes 30,000 shares owned by Dr. Levy and 10,000 shares that are issuable upon the exercise of currently exercisable options.

[6]	Includes 45,000 shares held in trust for the benefit of Mr. Bridge’s wife of which Mr. Bridge is a contingent beneficiary of the trust, 1,600 shares held in trust for the benefit of Mr. Bridge, 12,557 shares, which were acquired through participation in the 1996 Employee Stock Purchase Plan and are held of record by Mr. and Mrs. Bridge as joint tenant in common with the right of survivorship, and 68,666 shares that are issuable upon the exercise of currently exercisable options and 5,000 shares issuable in connection with outstanding stock options exercisable within the next sixty days. Mr. Bridge may be deemed to be the beneficial owner of all such shares and shares investment power with Mrs. Bridge with respect to 12,557 shares. Mr. Bridge was appointed an Executive Officer of the Company in January 2001. See “Executive Compensation — Employment Agreements.”

[7]	Includes 16,226 shares held of record by Mr. and Mrs. Vick as joint tenant in common with the right of survivorship, 5,000 shares held by Mr. Vick as custodian for his minor children, and 21,999 shares that are issuable upon the exercise of currently exercisable stock option and 3,334 shares issuable in connection with outstanding stock options exercisable within the next sixty days. Mr. Vick may be deemed to be the beneficial owner of 16,226 and shares investment power with Mrs. Vick, may be deemed to be the beneficial owner of the 5,000 shares as custodian and has investment power with respect to the 5,000 shares for which he is custodian. Mr. Vick was appointed an Executive Officer of the Company in February 2002. See “Executive Compensation — Employment Agreements.”

[8]	Registrant has issued a warrant in connection with the issuance of a $6,000,000 Note to purchase 750,000 shares of Common Stock of the Company at $3.87 per share at any time through July 16, 2008.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table is a summary of certain information concerning the compensation earned during the last three fiscal years by the Company’s Chief Executive Officer and the Company’s three other executive officers. These individuals are collectively referred to herein as the “Named Executive Officers.”

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Stock Options	All Other
		Salary[1]	Bonus	Other[2]	Granted[3]	Compensation[4]
Name and Principal Position5 and 8	Year	($)	($)	($)	(#)	($)

J. Brian Patsy	2002	175,875	25,000	—	—	—
Chairman of the Board, Chief	2001	167,500	41,200	—	—	—
Executive Officer and President	2000	156,875	45,460	—	—	—
Eric S. Lombardo	2002	173,670	25,000	—	—	—
Executive Vice President	2001	165,400	41,200	—	—	—
and Corporate Secretary	2000	154,784	45,460	—	—	—
Paul W. Bridge, Jr.[6]	2002	130,000	27,010	—	—	—
Chief Financial Officer and Treasurer	2001	120,250	22,470	—	10,000	—
	2000	104,584	24,800	—	30,000	—
Donald E. Vick, Jr.[7]	2002	76,859	8,505	—	—	—
Controller and Assistant Treasurer	2001	73,199	11,523	—	—	—

[1]	All amounts include amounts contributed by the officers to the Company’s 401(k) plan. There was no Company contribution to the plan in any years reported.

[2]	Does not include perquisites and other personal benefits, the aggregate amount of which with respect to each of the Named Executive Officers does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for that year.

[3]	All amounts reflect the number of options to purchase Common Stock.

[4]	Term life insurance premiums were paid by the Company for the benefit of each Named Executive Officer, but only to the extent that the Company paid such premiums for all of its employees.

[5]	For additional information on Messrs. Patsy and Lombardo see Nominees for Election as Directors.

[6]	Mr. Bridge is 59 years old and was appointed an executive officer in January 2001; prior thereto he served as the Company Controller.

[7]	Mr. Vick is 39 years old and was appointed an executive officer in February 2002; prior thereto he served as the Company Assistant Controller.

[8]	All officers serve at the pleasure of the Board of Directors and are appointed annually to their current positions.

Stock Options

      No Stock options exercisable into shares of Common Stock were granted to any employees and Non-employee Directors of the Company as a group during fiscal year 2002.

      The following table sets forth information with respect to the Named Executive Officers concerning exercises of options during fiscal year 2002 and unexercised options held as of the end of fiscal year 2002.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

			Number of
			Unexercised		Value of Unexercised
			Options		in-the-Money
	Shares		at Fiscal		Options at
	Acquired	Value	Year-End (#)		Fiscal Year-End ($)[1]
	on Exercise	Realized	Exercisable/		Exercisable/
	(#)	($)	Unexercisable		Unexercisable

J. Brian Patsy	0	0	0/	0	0/	0

Eric S. Lombardo	0	0	0/	0	0/	0

Paul W. Bridge, Jr.	0	0	68,666/	13,334	67,497/	25,868

Donald E. Vick, Jr.	0	0	21,999/	6,001	22,436/	11,108

[1]	The closing market price for one share of Common Stock on January 31, 2003, the end of fiscal year 2002, was $2.92.

Employment Agreements

      The Compensation Committee of the Board of Directors has verbally agreed to enter into new employment agreements with Messrs. Patsy and Lombardo, the terms of which have not been finalized. The agreements, which will cover the period February 1, 2003 through January 31, 2004, are expected to contain the provisions described below and other usual and customary provisions found in executive employment agreements.

      The agreement for Mr. Patsy will provide that he will serve as the Company’s President and/or Chief Executive Officer throughout the term of the agreement, his base salary will be $225,000, subject to annual adjustment at the discretion of the Compensation Committee, if his employment is terminated upon certain circumstances, he will receive severance equal to twelve months total compensation, including base compensation and bonus; he is eligible to receive a bonus to be covered by the executive bonus plan; he will be subject to a non-compete provision for a period of one year following termination of employment, which period may be extended for an additional year at the discretion of the Company upon payment of additional severance pay.

      The agreement for Mr. Lombardo will provide that he will serve as Executive Vice-President of the Company throughout the term of the agreement, his base salary will be $200,000, subject to annual adjustment at the discretion of the Compensation Committee, if his employment is terminated upon certain circumstances, he will receive severance equal to twelve months total compensation, including base compensation and bonus; he is eligible to receive a bonus to be covered by the executive bonus; he will be subject to a non-compete provision for a period of one year following termination of employment, which period may be extended for an additional year at the discretion of the Company upon payment of additional severance pay.

      In addition, the employment agreements for both Mr. Patsy and Mr. Lombardo will further provide that; in the event of a change of control the agreement will automatically be extended for one year from the date of the change in control, and in the event of termination by the Board without good cause, the employee terminates the employment agreement due to a material reduction in his duties or compensation or the employment agreement is terminated within one year after a change in control, the employee will be entitled to severance benefits equal to twelve months total compensation plus a bonus, and healthcare coverage, at no cost, for a period of two years. Such severance benefits are payable in a lump sum within three months after the termination date. The employment agreements will also provide that during the term of the agreement, and for a period of two years thereafter the employee will not compete with the Company in the healthcare information systems industry, including serving as an employee, officer, director, consultant, stockholder, or general partner of any entity other than the Company. In addition, the employee will agree to assign to the Company all of his interest in any developments, discoveries, inventions, and certain other interests developed by him during the course of employment with the Company, and not to use or disclose any proprietary information of the Company at any time during or after the course of employment with the Company.

      Mr. Bridge has a severance arrangement with the Company that, in the event of a change in control resulting in the termination of employment or a decrease in pay or responsibility, or termination without cause, he is entitled to severance equal to three-fourths of his total annual compensation. Mr. Bridge also entered into a standard employment agreement similar to that described for Mr. Vick below.

      Mr. Vick, upon his initial employment with the Company, entered into a standard employment agreement that all LanVision employees enter into. The agreement has no term and the Company, at will, upon 14 day’s prior written notice, can terminate employment. The agreement contains usual and customary provisions related to compensation, employee benefits, nondisclosure of trade secrets, research and development, restrictions on employment by a competitor, solicitation of Company employees or customers and return of company property.

Compensation Committee Report

      For fiscal year 2002, the Compensation Committee of the Board was at all times comprised entirely of non-employee directors. The Compensation Committee met three times during fiscal 2002 and is charged with responsibility for reviewing the performance and establishing the compensation of the Company’s executive officers on an annual basis. The Compensation Committee also administers the Company’s 1996 Employee Stock Option Plan, the Company’s 1996 Non-Employee Directors Stock Option Plan, and the Company’s 1996 Stock Purchase Plan and is responsible for recommending grants of stock options under such plans, unless otherwise directed by the Board.

      The compensation plans provide, for each executive officer, an annual salary, a bonus, a potential for discretionary bonuses, stock options (excluding Messrs. Patsy and Lombardo), and severance arrangements for certain executive officers as noted above. The compensation plans for Mr. Patsy, the Company’s Chief Executive Officer and President, Mr. Lombardo, the Company’s Executive Vice President were virtually the same for fiscal year 2002 as they were for fiscal years 2001, except for an increase in Mr. Patsy’s and Mr. Lombardo’s base salary in fiscal year 2002 and an increase in the base salary of Mr. Bridge and Mr. Vick in fiscal 2002. The fiscal 2000, 2001 and 2002 bonuses were calculated based upon management’s ability to improve the Company’s results of operations. If the results of operations target were achieved, then each Executive Officer would receive 100% of a targeted bonus amount established by the Compensation Committee for each Executive Officer. If the target was exceeded, the bonus payable would be a multiple of the excess percent. If the target was not met, the bonus payable would be reduced by a multiple of the percent missed down to the guaranteed minimum included in their then applicable employment agreements. Because management did not achieve 100% of the target in fiscal 2002, 2001 and 2,000, the bonuses earned by the Executive Officers in fiscal 2002, 2001 and 2000 were less than the targeted amounts.

      The Compensation Committee believes that stock options can be an effective incentive to attract and retain Executive Officers and key employees of the Company and to encourage stock ownership by these persons so that they acquire or increase their proprietary interest in the success of the Company. The Compensation Committee has not granted any options to Messrs. Patsy or Lombardo in light of their existing substantial ownership in the Company.

The Compensation Committee

George E. Castrucci, Chairman
Richard C. Levy, M.D.
Z. David Patterson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following non-employee directors serve on the Compensation Committee: George E. Castrucci, Richard C. Levy, M.D. and Z. David Patterson. No member of the Compensation Committee is or was an officer or employee of the Company or the subsidiary of the Company. No director or Executive Officer of the Company serves on any board of directors or compensation committee that compensates any member of the Compensation Committee.

Audit Committee Report

      The Audit Committee, which operates under a Charter approved by the Board of Directors, and which is attached hereto as Appendix A, oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee is comprised of three independent (as that term is currently defined in the National Association for Securities Dealers, Inc.’s listing standard) non-employee directors of the Company. The Committee reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In particular, the Committee has discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and the required communications proposed by the Sarbanes-Oxley Act.

      Ernst & Young LLP also provided to the Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the independent auditors’ independence with the auditors themselves.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held two meetings during fiscal year 2002.

      The Audit Committee approved and recommended to the Board of Directors the appointment of Ernst & Young LLP as auditors of LanVision’s Financial Statements for the Fiscal Year ended January 31, 2003. In addition, the Audit Committee preapproved the payment of up to $88,000 in audit fees for the above audit and an additional payment of up to $56,500 for tax fees that includes the preparation and review of various tax returns required to be filed by LanVision. The Committee also concluded that Ernst & Young LLP’s provision of non-audit services, as described above, to LanVision is compatible with Ernst & Young LLP’s independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on

Form 10-K for the fiscal year ended January 31, 2003 as filed with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the Company’s independent auditors for fiscal year 2003.

      During 2003, the Audit Committee intends to revise the attached Audit Committee charter to comply with the mandates of the Sarbanes-Oxley Act of 2002 and related new and pending rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market.

The Audit Committee

Z. David Patterson, Chairman
George E. Castrucci
Richard C. Levy, M.D.

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on Common Stock with the cumulative total return on the Nasdaq US Total Return Index and on the Nasdaq Computer and Data Processing Services Stock Index for the period commencing January 31, 1998 and ending January 31, 2003, assuming an investment of $100 and the reinvestment of any dividends.

      The comparison in the graph below is based upon historical data and is not indicative of, nor intended to forecast the future performance of Common Stock.

LanVision Stock Performance

	January 31,	January 31,	January 31,	January 31,	January 31,	January 31,
	1998[1]	1999[1]	2000[1]	2001[1]	2002[1]	2003[1]

LanVision Systems, Inc.

Common Stock	$100.00	$58.85	$27.06	$19.61	$75.76	$63.20

Nasdaq US Total Return Index	$100.00	$156.49	$244.12	$171.06	$120.13	$82.78

Nasdaq Computer and Data Processing Services Stock Index	$100.00	$200.56	$322.26	$194.21	$134.54	$91.19

[1]	Assumes that $100.00 was invested on January 31, 1998 in Common Stock at the closing price of $4.62 per share and at the closing sales price of each index on that date and that all dividends were reinvested. No dividends have been declared on Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Pursuant to a stockholder agreement among the Company, Blue Chip Capital Fund Limited Partnership (“Blue Chip”), and Messrs. Patsy and Lombardo, executed in connection with Blue Chip’s purchase of its equity interest in the Company, the Company is obligated to nominate for election, as a director, a person designated by Blue Chip as long as Blue Chip beneficially owns at least 8% of the outstanding Common Stock. Blue Chip currently owns 8.33% of the outstanding Common Stock. Blue Chip has designated Z. David Patterson as its nominee. Mr. Paterson has advised LanVision that the fund, which currently owns the shares and the options, must terminate the fund and distribute all its assets not later than October 1, 2005.

OTHER SECURITIES FILINGS

      The information contained in this Proxy Statement under the headings “Compensation Committee Report” “Audit Committee Report” and “Stock Performance Graph” is not, and should not be deemed to be, incorporated by reference into any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate by reference other Securities and Exchange Commission filings made by the Company, in whole or in part, including this Proxy Statement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than 10% of Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received, the Company believes that with respect to the fiscal year ended January 31, 2003, all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT AUDITORS

      Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended January 31, 2003. At its meeting scheduled to follow the Annual Meeting, the Board expects to ratify Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 31, 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

      The following table sets forth the aggregate fees for the Company for the fiscal years 2002 and 2001 for audit and other services provided by LanVision’s accounting firm, Ernst & Young LLP.

	2002	2001

Audit Fees	$88,000	$74,750

Audit-Related Fees	—	—

Tax Fees	56,500	26,160

All Other Fees	—	—

Total Fees	$144,500	$100,910

      The Company has engaged Ernst & Young LLP to provide only tax consulting and compliance services in addition to the audit of the financial statements. The Company’s Audit Committee has considered whether the provision of the tax services is compatible with maintaining the independence of Ernst & Young LLP.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. As to any business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT ON FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as filed with the Securities and Exchange Commission, will be mailed without charge to all stockholders upon request. Requests should be addressed to Investor Relations, LanVision Systems, Inc., 5481 Creek Road, Cincinnati, Ohio 45242-4001. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering the Company’s reasonable expenses for such copies. The Form 10-K and exhibits may also be obtained from the Company’s web site, http://www.lanvision.com, on the “Financial” page or directly from the Securities and Exchange Commission web site, http://www.sec.gov/cgi-bin/srch-edgar.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Stockholder proposals intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2004 annual meeting of stockholders must be received by the Company not later than December 26, 2003. Such proposals should be sent to the Corporate Secretary, LanVision Systems, Inc., 5481 Creek Road, Cincinnati, Ohio 45242-4001. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission, including Rule 14a-8 of the Securities and Exchange Act of 1934. Any stockholder who intends to propose any other matter to be acted upon at the 2004 annual meeting of Stockholders must inform the Company no later than March 10, 2004. If notice is not provided by that date, the persons named in the Company’s proxy for the 2004 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 annual meeting.

      ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

J. Brian Patsy
President and Chief Executive Officer

Cincinnati, Ohio
April 14, 2003

APPENDIX A

LANVISION SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Organization

      The Audit Committee of the Board of Directors of LanVision Systems, Inc. shall be comprised of three directors who are independent of management and the company. Members of the Audit Committee shall be considered independent if they meet the Corporate Governance Requirements of NASDAQ which requires that “Independent Director means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate but at least annually.

•	Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and management of the company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

•	Receive communication from the independent auditors prior to the filing of the Form 10-Q matters described in SAS No. 61 including significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters required to be communicated to the Audit Committee when they have been identified in the conduct of interim financial reporting review. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial and accounting, personnel, and the cooperation that the independent auditors received during the course of audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board of Directors, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

•	Review the report of the Audit Committee in the Annual Meeting Proxy Statement disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose in the proxy statement that the Audit Committee has:

1.	reviewed and discussed the audited financial statements with management;

2.	discussed with the independent auditors the matters required to be discussed by SAS No. 61;

3.	received certain disclosures from the auditors regarding the auditors’ independence as required by the Independence Standards Board Standard No. 1, and discussed with the auditors the auditors’ independence; and

4.	concluded whether, based on such review and discussions, anything has come to the attention of the members of the Audit Committee that caused the Audit Committee to believe that the audited financial statements included in the company’s Annual Report on Form 10-K for the year then ended contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review the company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has a charter and has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the appendix to the proxy statement at least triennially or the year after any significant amendment to the Charter.

LanVision Systems, Inc.
5481 Creek Road	This Proxy is solicited on behalf of
Cincinnati, Ohio 45242-4001	the Board of Directors of the Company

PROXY

     The undersigned hereby appoints J. Brian Patsy and Eric S. Lombardo and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of the Common Stock of LanVision Systems, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 28, 2003, at 9:30 a.m., and at any adjournment thereof.

1.	ELECTION OF DIRECTORS: J. BRIAN PATSY, RICHARD C. LEVY, M.D., ERIC S. LOMBARDO, Z. DAVID PATTERSON, AND GEORGE E. CASTRUCCI.

FOR all nominees listed above (except as marked below) WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

(continued on other side)

     The undersigned acknowledges having received from LanVision Systems, Inc., prior to the execution of this Proxy, a Notice of Annual Meeting, a Proxy Statement, and an Annual Report.

     Please sign exactly as your name appears below. When shares are held as joint tenants, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ____________________________________, 2003

[STOCKHOLDER NAME AND ADDRESS]	[STOCKHOLDER NAME AND NUMBER OF SHARES]

(Signature)

(Signature if held jointly)

Please mark, sign, date, and return the Proxy promptly using the enclosed envelope.

REVOCABLE PROXY